Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. §1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the registration statement on Form 10 of Renewal Fuels, Inc. (the “Company”), as filed with the Securities and Exchange Commission on the date hereof (the “Registration Statement”), Richard Hawkins, as Chief Financial Officer and principal financial officer of the Company hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of the undersigned’s knowledge and belief, that:

1.	the Registration Statement fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

2.	the information contained in the Registration Statement fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Registration Statement.

/s/ Richard Hawkins
Richard Hawkins
Chief Financial Officer and Principal Financial Officer

Dated: March 16, 2026

This certification accompanies this Registration Statement pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.